United States Gasoline Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,791,866
Unrealized Gain (Loss) on Market Value of Futures	947,793
Dividend Income	998
Interest Income	1,123
ETF Transaction Fees	350
Total Income (Loss)	$7,742,130

Expenses
General Partner Management Fees	$43,530
Brokerage Commissions	5,166
NYMEX License Fee	1,088
Prepaid Insurance Expense	863
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	735
Other Expenses	20,238
Total Expenses	72,395
Expense Waiver	(9,356)
Net Expenses	$63,039
Net Income (Loss)	$7,679,091

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$80,131,308
Withdrawals (150,000 Units)	(7,982,749)
Net Income (Loss)	7,679,091

Net Asset Value End of Month	$79,827,650
Net Asset Value Per Unit (1,500,000 Units)	$53.22

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612